EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

CEL-SCI Corporation

Vienna, Virginia

We hereby consent to the incorporation by reference in this Registration Statement of our report dated January 13, 2025, relating to the financial statements of CEL-SCI Corporation (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2024. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, P.C.

Potomac, Maryland

August 29, 2025